Exhibit 99.1

American Apparel Reports March 2009 Comparable Store Sales

▪	March 2009 Comparable Store Sales Decreased 11%
▪	March 2009 Retail Sales Increased 12% to $28.2 million
▪	First Quarter 2009 Comparable Store Sales Decreased 7%
▪	First Quarter 2009 Retail Sales Increased 21% to $77.9 million

LOS ANGELES, Apr 09, 2009 -- American Apparel, Inc. (NYSE Amex: APP) today announced the company's comparable store sales for the month of March 2009 and for the first quarter ended March 31, 2009.

American Apparel reported that for the month of March 2009, sales for stores open for more than twelve months decreased 11% over the year ago period, on a constant currency basis. For the month of March 2008, comparable store sales increased 29%. There were 169 stores in the sales comparison for March 2009.

For the first quarter ended March 31, 2009, comparable store sales decreased 7% over the first quarter of 2008. As previously reported, comparable store sales increased 37% for the first quarter ended March 31, 2008.

American Apparel also reported that total retail sales (unaudited) for the month of March 2009 increased 12% to $28.2 million, compared to $25.2 million for March 2008. Total retail sales (unaudited) for the first quarter ended March 31, 2009 increased 21% to $77.9 million, compared to $64.6 million in the first quarter of 2008.

American Apparel opened one new retail store during the month of March in Tijuana, Mexico. In the first quarter of 2009, American Apparel opened 6 new retail locations and closed one location.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of March 31, 2009 American Apparel employed approximately 10,000 people and operated over 260 retail stores in 19 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.com.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to extend, renew or refinance our existing debt; costs of materials and labor; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our 2008 Annual Report on Form 10-K. Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:
ICR
Joseph Teklits / Jean Fontana
203-682-8200
or
American Apparel
Adrian Kowalewski, 213-488-0226
Chief Financial Officer